UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 14, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 1.01	Entry into a Material Definitive Agreement.
     On September 14, 2006, Bally Total Fitness Holding Corporation (the “Company”) entered into amendments to the employment agreements with each of Marc D. Bassewitz, Senior Vice President, Secretary and General Counsel and James A. McDonald, Senior Vice President, Chief Marketing Officer. The amendments clarify that the definition of “LTIP” includes any plan under which senior executives of the Company are eligible to receive equity compensation or other long-term incentive grants, including the Company’s Inducement Award Equity Incentive Plan.
     The preceding description of the terms of the amendments is qualified in its entirety by reference to the text of the amendments, which are attached hereto as Exhibits 10.1 and 10.2.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 14, 2006, Barry M. Deutsch notified the Company of his resignation from the Company’s Board of Directors, effective immediately. Mr. Deutsch’s resignation was not due to any disagreement with the Company.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

10.1	Amendment to Employment Agreement, dated September 14, 2006, between the Company and Marc D. Bassewitz.

10.2	Amendment to Employment Agreement, dated September 14, 2006, between the Company and James A. McDonald.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant

Dated: September 15, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel